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                                                                EXHIBIT 99.1



HCA                                                                    NEWS

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                                                          FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                             MEDIA CONTACT:
Mark Kimbrough                                                Jeff Prescott
615-344-2688                                                  615-344-5708


                     HCA RESPONDS TO ZIMMER 8-K FORM FILING

NASHVILLE, TENN., FEBRUARY 7, 2006 - HCA (NYSE: HCA) On February 6, 2006, Zimmer Holdings, Inc. filed a Form 8-K with the SEC placing in the public record a letter sent to us regarding the administration of our orthopedic pricing initiative and certain comments made during HCA's conference call with investors on February 1, 2006. We have reviewed the Zimmer filing and the basis for comments on this matter and want to provide the following information.

On the conference call, HCA's President and Chief Operating Officer Richard M. Bracken referred to the status of the company's contracts with three orthopedic device manufacturers saying:

         "Now, relative to the orthopedic program, please note that we are very pleased with our current position. As some of you might know, our program called for a committed compliance percentage with three national vendors, and included a gainsharing component which is currently under consideration by the OIG. In return, we received additional discounts. This compliance percent was to be achieved by December 31. However, at that point in time, we were several percentage points short."

Thus, Zimmer is correct to assert that it is no longer obligated to honor any additional pricing discounts under HCA's orthopedic program.

Mr. Bracken further noted on the conference call:
         "...we have now met our target and are anticipating pricing discounts for the remainder of 2006."


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 Mr. Bracken made his statement based upon information that he had at that time. Our subsequent review indicates we were in error and did not meet that target for any of the three vendors.

At the time of the conference call, HCA was in active negotiations with representatives of Zimmer to reduce its compliance commitment from 95% to 90%, and HCA believed it would be able to obtain that change. Having reviewed the letter from Zimmer filed with the Form 8-K, we conclude we were wrong in this belief.

"I regret any incorrect statements we have inadvertently made," said Jack O. Bovender, Jr., HCA Chairman and Chief Executive Officer. "We will continue to pursue our orthopedic program with our vendors, and I am hopeful we can resume negotiations to revitalize the long and positive relationship between HCA and Zimmer."



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